UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 20, 2017

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-8931 (Commission File No.)	95-1678055 (I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                   Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07 Submission of Matters to a Vote of Security Holders.

Cubic Corporation (the “Company”) held its annual meeting of shareholders on February 20, 2017 (the “Annual Meeting”).  The Company’s shareholders voted on the following proposals at the Annual Meeting and cast their votes as follows:

1.  Election of Directors

Nominee for Director	For	Withheld
Walter C. Zable	22,592,516	1,977,547
Bruce G. Blakley	22,857,440	1,712,623
Maureen Breakiron-Evans	22,871,051	1,669,012
Bradley H. Feldmann	22,846,339	1,723,724
Edwin A. Guiles	22,857,838	1,712,225
Janice M. Hamby	22,500,595	2,069,468
Steven J. Norris	22,872,043	1,698,020
John H. Warner, Jr.	22,838,332	1,731,731

In accordance with the above results, each nominee was elected to serve as a director.

	For	Against	Abstain	Broker Non-Votes
2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.	22,039,056	2,172,890	358,117	1,400,335

In accordance with the above results, the compensation of the Company’s named executive officers was approved on an advisory basis.

	3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
3. To recommend, on an advisory basis, the frequency of holding future advisory votes on the compensation of the Company’s named executive officers.	3,667,020	62,946	20,782,560	57,537	1,400,335

In accordance with the above results, the recommendation to hold executive compensation votes every year was approved on an advisory basis, and the Board of Directors of the Company determined to hold future advisory votes on the compensation of the Company’s named executive officers every year.

	For	Against	Abstain
4. To confirm the selection of Ernst & Young LLP as the Company’s independent registered public accountants for fiscal year 2017.	25,761,315	159,673	47,677

In accordance with the above results, the selection of Ernst & Young LLP was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President,
General Counsel & Secretary